                                                                    EXHIBIT 10.4

                                    FORM OF

                 NONCOMPETITION AND NONSOLICITATION AGREEMENT

                                    BETWEEN

                         RAGEN MACKENZIE INCORPORATED

                                      AND

                             EMPLOYEE [EXECUTIVE]



                        DATED AS OF ____________, 1998

                                   FORM OF

                 NONCOMPETITION AND NONSOLICITATION AGREEMENT

     This Noncompetition And Nonsolicitation Agreement (the "Agreement"), dated as of _______________, is entered by and between Ragen MacKenzie Incorporated., a Washington corporation ("RMI"), and __________________________ ("Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Employee has been and is presently employed by RMI; and

     WHEREAS, RMI currently proposes to effect a recapitalization of its business, in light of which both RMI and Employee have an interest in entering an agreement reflecting their respective obligations to one another in the event of termination of their employment relationship during the Term (defined below), and the other matters set forth below;

                             A G R E E M E N T S:
                             - - - - - - - - - -

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, RMI and Employee hereby agree as follows:

1.   TERM; CONDITION PRECEDENT; TERMINATION OF EMPLOYMENT RELATIONSHIP

     The term of this Agreement shall be the thirty-month period (such thirty-month period, the "Term") that commences on the date of closing of a firm commitment underwritten public offering of shares of common stock of Ragen MacKenzie Group Incorporated ("Holding Company") in which the aggregate gross proceeds to Holding Company and selling shareholders from such offering shall be at least $15,000,000, and which shall have occurred on or before December 31, 1998 (an "IPO Closing"). The obligations of RMI and Employee under this Agreement shall be subject to an IPO Closing. In the event that an IPO Closing does not occur on or before December 31, 1998, this Agreement shall be null and void, and shall have no further force or effect.

     The employment relationship between RMI and Employee may be terminated by either party, pursuant to the terms of this Agreement. The provisions of
Section 3 hereof shall survive the termination of Employee's employment for any and all of the period from Employee's employment termination date until the end of the Term, except that (a) the provisions of subsections 3.2 and 3.3 shall not survive RMI's termination of Employee's employment without Cause, as defined below and (b) the provisions of subsection 3.5 shall survive the termination of Employee's employment and the end of the

Term. The provisions of Section 7 hereof shall survive the termination of Employee's employment and the end of the


     1.1. BY RMI

     With or without Cause (as defined below), RMI may terminate the employment of Employee at any time during the Term upon giving Notice of Termination (as defined below).

     1.2. BY EMPLOYEE

     Employee may terminate Employee's employment at any time, for any reason, upon giving Notice of Termination.

     1.3. AUTOMATIC TERMINATION

     This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties normally performed in Employee's employment with RMI for a period or periods aggregating 90 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of RMI. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Board of Directors of RMI of Employee's total disability, as defined above.

     1.4. NOTICE

     The term "Notice of Termination" shall mean at least 14 days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that RMI may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of Employee's duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 14 day period expires.

2.   TERMINATION PAYMENTS

     In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 2.

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     2.1. TERMINATION BY RMI

     If RMI terminates Employee's employment without Cause during the Term, Employee shall be entitled to receive (a) termination payments equal to the lesser of (i) three months' annual base salary or (ii) the annual base salary Employee would have received if Employee's employment hereunder had continued until the end of the Term, and (b) any unpaid annual base salary which has accrued for services already performed as of the date termination of Employee's employment becomes effective. If Employee is terminated by RMI for Cause, Employee shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above.

     2.2. TERMINATION BY EMPLOYEE

     In the case of the termination of Employee's employment by Employee, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of subsection 2.1.

     2.3. TERMINATION AFTER THE END OF THE TERM

     In the case of a termination of Employee's employment after the end of the Term, Employee shall not be entitled to receive any payments hereunder, other than those set forth in clause (b) of subsection 2.1.

     2.4. PAYMENT SCHEDULE

     All payments under this Section 2 shall be made to Employee at the same intervals as payments of salary were made to Employee immediately prior to termination.

     2.5. CAUSE

     Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

          (a) Failure or refusal to carry out the lawful duties normally performed in Employee's position with RMI or any lawful directions of the Board of Directors of RMI;

          (b) Except by reason of death or disability, failure by Employee in any material respect to devote Employee's full business attention and time to the business and affairs of RMI or to use Employee's reasonable best efforts to perform his or her professional or job responsibilities in a professional manner;

          (c) The rendering of any business, commercial or professional services to any other firm or business without the prior written consent of RMI;

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          (d) Temporary loss (for a period of at least 90 days) or permanent loss of Employee's license or other such qualification or authorization to do business, or Employee's causing RMI or any other RMI Group Entity (as defined in subsection 3.8) to so lose (or to be declined in an application or notice to acquire) a license or such other qualification or authorization to do business that is material to RMI or any other RMI Group Entity, provided that whether a license or other qualification or authorization to do business is material to RMI shall be determined by the Board of Directors of RMI and such determination shall be binding on the parties hereto;

          (e) Conviction of or entry of a plea of nolo contendere by Employee in a proceeding alleging violation by Employee of a state or federal criminal law involving the commission of a crime against RMI or any other RMI Group Entity, or a felony;

          (f) Current use by Employee of illegal substances; deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent RMI with the public; any act or omission by Employee which substantially impairs the business, good will or reputation of RMI or any other RMI Group Entity; or any other misconduct; or

          (g) Any other material violation of any provision of this Agreement.

3.   NONCOMPETITION, NONSOLICITATION AND NONDISPARAGEMENT

     3.1. APPLICABILITY

     If Employee's employment with RMI terminates for any reason during the Term, Employee's obligations under this Section 3 shall continue in full force and effect until the end of the Term, except that in the event of RMI's termination of Employee's employment without Cause, as defined above, the Employee's obligations under subsections 3.2 and 3.3 shall terminate.

     3.2. SCOPE OF NONCOMPETITION

     Employee agrees that Employee will not, directly or indirectly, during Employee's employment and, if Employee's employment terminates before the end of the Term, the remaining period of time until the end of the Term, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any organization which, by reason of its activities as a broker, dealer, investment advisor, investment company, underwriter or related business, is subject to regulation by the

                                      -4-
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Securities and Exchange Commission and which conducts business in any state or province in which RMI conducts business (a "Competitor"). Employee shall be deemed to be related to or connected with a Competitor if such Competitor is (a) a partnership in which Employee is a general or limited partner, member or employee, (b) a corporation, limited liability company or association of which Employee is a shareholder, member, officer, manager, employee or director, or
(c) a partnership, corporation, limited liability company or association of which Employee is a consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held corporation, if Employee has no other relationship with such corporation.

     3.3. SCOPE OF NONSOLICITATION

     Employee shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of RMI to cease his or her relationship with RMI or solicit, influence, entice or in any way divert any client, customer, distributor, partner, joint venturer, supplier or service provider of RMI to do business or in any way become associated with any Competitor. This subsection 3.3 shall apply during the time period and geographical area described in subsection 3.2 hereof.

     3.4. NONDISPARAGEMENT

     Employee agrees that Employee will not at any time before the end of the Term make any statements that disparage RMI, its directors, officers, employees and representatives or that damage the reputation or goodwill of RMI.

     3.5. NONDISCLOSURE; RETURN OF MATERIALS

     During the term of Employee's employment by RMI and following termination of such employment, Employee will not disclose (except as required by Employee's duties to RMI), any concept, design, process, technology, trade secret, customer list, plan, embodiment, or invention, any other intellectual property or any other confidential information, whether patentable or not, of any RMI Group Entity of which Employee becomes informed or aware during Employee's employment, whether or not developed by Employee. In the event of the termination of Employee's employment with RMI, Employee will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to RMI which pertain to Employee's employment with RMI or to any intellectual property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

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     3.6. EQUITABLE RELIEF

     Employee acknowledges that the provisions of this Section 3 are essential to RMI, that RMI would not enter into this Agreement if it did not include this
Section 3 and that damages sustained by RMI as a result of a breach of this
Section 3 cannot be adequately remedied by damages, and Employee agrees that RMI, notwithstanding any other provision of this Agreement, including, without limitation, Section 7 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this Section 3.

     3.7. EFFECT OF VIOLATION

     Employee and RMI acknowledge and agree that additional consideration has been given for Employee entering into this Section 3, such additional consideration including, without limitation, certain provisions for termination payments pursuant to Section 2 of this Agreement. Violation by Employee of this
Section 3 shall relieve RMI of any obligation it may have to make such termination payments, but shall not relieve Employee of Employee's obligations under this Section 3.

     3.8. DEFINITION OF RMI

     For purposes of subsection 3.2, subsection 3.3 and subsection 3.4 hereof, "RMI" shall include any subsidiaries of RMI (whether existing currently or in the future), any parent corporation of RMI and any business ventures in which RMI, its subsidiaries or its parent corporation may participate (whether existing currently or in the future) (each of RMI, any direct or indirect subsidiary thereof and any parent corporation thereof, an "RMI Group Entity").

4.   FORM OF NOTICE

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

     If to Employee:
                     --------------------------------

                     --------------------------------

                     --------------------------------

     If to RMI:      Ragen MacKenzie Incorporated
                     999 Third Avenue, Suite 4300

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                     Seattle, WA  98104
                     Attn:  General Counsel

     Copy to:        Perkins Coie LLP
                     1201 Third Avenue, 40th Floor
                     Seattle, WA  98101-3099
                     Attn:  Stewart Landefeld

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

5.   ASSIGNMENT

     This Agreement is personal to Employee and shall not be assignable by Employee. RMI may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which RMI is a party,
(b) any parent corporation of RMI whether existing currently or in the future, or (c) any corporation, partnership, association or other person to which RMI may transfer all or substantially all of the assets and business of RMI existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

6.   WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of his, her or its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

7.   ARBITRATION

     Subject to the provisions of subsection 3.6 hereof, any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by final and binding arbitration in accordance with the rules, constitutions, or by-laws of the National Association of Securities Dealers, Inc., as may be amended from time to time. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The provisions of this Section 7 continue in effect for any and all covered controversies or claims, whether before or after the end of the Term.

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8.   AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by RMI and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by RMI and Employee.

9.   APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

10.  SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

11.  HEADINGS

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

12.  COUNTERPARTS

     This Agreement, and any amendment or modification entered into pursuant to
Section 8 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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13.  INTEGRATION

     Except as set forth in the following sentence, this Agreement on and as of the date of the commencement of the Term shall constitute the entire agreement between RMI and Employee with respect to the subject matter hereof and all oral or written communications, understandings or agreements between RMI and Employee prior or contemporaneous to the commencement of the Term with respect to such subject matter shall be hereby, as of the commencement of the Term, superseded and nullified in their entireties. Notwithstanding the foregoing sentence, this Agreement supplements and does not supersede any previously executed, written employment agreement between RMI and Employee that may be currently in effect; to the extent of any inconsistency or conflict between the terms of this Agreement and the terms of any such previously executed employment agreement, the terms of this Agreement shall, as of the commencement of the Term, control and govern.

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                       EMPLOYEE:


                                       -----------------------------------------

                                       RAGEN MACKENZIE INCORPORATED:


                                       By
                                          --------------------------------------
                                          Its
                                              ----------------------------------


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